UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
October 5, 2016 (October 1, 2016)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 1, 2016 (the "Lease Effective Date"), Diversicare Healthcare Services, Inc. (the "Company") entered into a Master Lease Agreement (the "Lease") with Golden Living (the "Lessor") to directly lease eight facilities. The Lease has an initial term of ten years. The Company also assumed two individual leases of facilities from Golden Living that are privately owned with lease terms of ten and two years. The ten facilities (the "Facilities") are located in Mississippi and were previously operated by Golden Living. These Facilities are expected to contribute in excess of $80 million in annual revenues. A copy of the press release describing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is also contained on its website, DVCR.com.

On October 3, 2016 (the "Amendment Effective Date"), the Company executed an Amendment to the Amended and Restated Revolving Loan and Security Agreement ("the Amended Revolver") with a syndicate of financial institutions and banks, including The PrivateBank and Trust Company, the administering agent, which modifies the terms of the Amended and Restated Revolving Loan and Security Agreement ("Original Revolver"), dated February 26, 2016. The Amended Revolver increases the Company's maximum revolving facility to $52,250,000; provided that the maximum revolving facility be reduced to $42,250,000 on August 1, 2017.

The Amended Revolver amends certain provisions to our financial covenants including the following: the minimum Adjusted EBITDA shall not be less than $8,500,000 for the quarter ending September 30, 2016; $9,500,000 for the quarter ending December 31, 2016; $10,000,000 for the quarter ending March 31, 2017; $11,500,000 for the quarter ending June 30, 2017; and $13,000,000 for the quarter ending September 30, 2017 and for each quarter thereafter.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2016, the Company entered into the Lease with Golden Living to directly lease eight facilities from the Lessor, which resulted in the following business acquisitions: (i) a 152-bed skilled nursing facility known as Golden Living Center - Amory; (ii) a 130-bed skilled nursing facility known as Golden Living Center - Batesville; (iii) a 58-bed skilled nursing facility known as Golden Living Center - Brook Manor; (iv) a 119-bed skilled nursing facility known as Golden Living Center - Eupora; (v) a 140-bed skilled nursing facility known as Golden Living Center - Ripley; (vi) a 140-bed skilled nursing facility known as Golden Living Center - Southaven; (vii) a 120-bed skilled nursing facility known as Golden Living Center - Eason Blvd; (viii) a 60-bed skilled nursing facility known as Golden Living Center - Tylertown. The Lease has an initial term of ten years. The Company also assumed the individual leases of a 120-bed facility known as Broadmoor Nursing Home, with an initial lease term of ten years, and a 99-bed skilled nursing facility known as Leake County Nursing Home, with a lease term of two years. The Facilities are located in Mississippi and together have annual revenues of approximately $80 million. They are expected to be accretive to earnings early in the Company's tenure as the operator of the Facilities. A copy of a press release describing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Financial statements for the acquired businesses described above are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquired businesses described above is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Number    Exhibit

99.1        Press release dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    October 5, 2016